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                                                                  Exhibit 23.03


                  CONSENT OF INTERNATIONAL DATA CORPORATION


We consent to the reference to our company under the captions "Prospectus Summary" and "Business--Industry Background," and to the use of the information extracted from our reports in conjunction therewith, in the registration statement on Form S-1 (Registration No. 333-83779) and the related prospectus of Interwoven, Inc.

                                        International Data Corporation


                                        By: /s/ Alexa  McCloughan
                                           ----------------------------
                                        Name:  Alexa McCloughan
                                        Title: Sr. Vice President


New York, New York
October 1, 1999